EXHIBIT 10.1

SUMMARY OF ARRANGEMENT WITH NAMED EXECUTIVE OFFICER

In connection with the postponement of Mr. Kalman’s retirement, Mr. Kalman will continue to serve as Executive Vice President on an at-will employment basis without any change in his compensation arrangement.